EXHIBIT 99.1

Gran Tierra Announces New Chief Financial Officer; Management Team Expanded for Continued Growth in 2007

CALGARY, Alberta, January 3, 2007 - Gran Tierra Energy Inc. (OTC Bulletin Board: GTRE.OB) - Gran Tierra Energy Inc. (the “Company”) announced that it had accepted the resignation of James Hart from his position as the Company’s Chief Financial Officer and Vice President, Finance. Effective January 2, 2007, the Board elected Martin H. Eden to fill the position of Chief Financial Officer, filling the vacancy created by Mr. Hart’s resignation. Mr. Eden began full time employment with the Company on January 2, 2007. Mr. Hart will continue to serve the Company in a business development position.

Mr. Eden has over 26 years experience in accounting and finance in the energy industry in Canada and overseas. He was Chief Financial Officer of Artumas Group Inc., a publicly listed Canadian oil and gas company from April 2005 to December 2006 and was a director from June to October, 2006. He has been president of Eden and Associates Ltd., a financial consulting firm, from 1999 to present. From 2004 to 2005 he was CFO of Chariot Energy Inc., a Canadian private oil and gas company. During 2004 he was also CFO of Assure Energy Inc., a publicly traded oil and gas company listed in the United States. From 2001 to 2002 he was CFO of Geodyne Energy Inc., a publicly listed Canadian oil and gas company. From 1997 to 2000 he was Controller and subsequently CFO of Kyrgoil Corporation, a publicly listed Canadian oil and gas company with operations in Central Asia. He spent nine years with Nexen Inc. (1986-1996), including three years as Finance Manager for Nexen's Yemen operations and six years in Nexen's financial reporting and special projects areas in its Canadian head office. Mr. Eden has worked in public practice including two years as an audit manager for Coopers & Lybrand in East Africa. Mr. Eden holds a B.Sc. in Economics from Birmingham University, England, an MBA from Henley Management College/Brunel University, England, and is a member of the Institute of Chartered Accountants of Alberta and the Institute of Chartered Accountants in England and Wales.

Dana Coffield, President and Chief Executive Officer of Gran Tierra, stated, “The addition of Mr. Eden to the executive team, with his extensive financial leadership experience with international E&P companies in diverse public and private environments, significantly strengthens the existing management team of Gran Tierra Energy.”

About Gran Tierra Energy Inc.

Gran Tierra Energy, Inc. is an international oil and gas exploration and production company, headquartered in Calgary, Canada, incorporated and traded in the United States and operating in South America. The Company holds interests in producing and prospective properties in Argentina, Colombia and Peru.  To date, the Company has pursued a strategy that focuses on establishing a portfolio of producing properties, development and exploration opportunities, through selective acquisitions, to provide a base for future growth. Additional information concerning Gran Tierra is available at www.grantierra.com. Investor inquiries may be directed to info@grantierra.com or 1-800-916-GTRE (4873).

Forward Looking Statements

This press release contains ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the Company’s ability to exploit oil and gas exploration opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, our ability to complete the Company’s drilling program for 2007, our ability to discover reserves that may be extracted on a commercially viable basis, difficulties inherent in estimating oil and gas reserves, intense competition in the oil and gas industry, environmental risks, regulatory changes and general economic conditions including the price of oil and gas. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including those risks set forth in the Company’s Annual Report on Form 10-KSB filed on March 10, 2006, as amended, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We undertake no obligation to update these forward looking statements.